UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 30, 2009

Pharmasset, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-33428	98-0406340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

303-A College Road East Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

(609) 613-4100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 30, 2009, Pharmasset, Inc. (the “Company”) and Bukwang Pharm. Co., Ltd. (“Bukwang”) entered into an amendment (the “Amendment”) of the license agreement by and between the Company and Bukwang dated as of June 23, 2005 (the “License Agreement”). Among other things, the License Agreement granted Pharmasset certain rights in and to the compound known as L-FMAU (sometimes referred to as clevudine) in the certain territories around the globe. The Amendment expands the territories in which the Company has been granted rights under the License Agreement to include Australia, Japan, New Zealand and Taiwan.

A copy of the Amendment is filed as Exhibit 10.1 and is incorporated herein by reference. The License Agreement is listed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended September 30, 2008 filed with the Securities and Exchange Commission on December 11, 2008.

There is no relationship between the Company and Bukwang other than the License Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	The attached Exhibit Index is incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pharmasset, Inc.

Date: February 5, 2009	By:	/s/ Kurt Leutzinger
Kurt Leutzinger
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Amendment No. 1 to License Agreement dated January 30, 2009 by and between Pharmasset, Inc, and Bukwang Pharm. Co., Ltd.